Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2026

BANNOCKBURN, IL., April 30, 2026 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

(year-over-year comparisons unless otherwise noted)

•	Net revenue of $1,350.7 million, up 1.3%
•	GAAP Net income of $45.3 million, down 3.0%
•	GAAP diluted earnings per share of $0.29, up 3.6%
•	Adjusted EBITDA of $104.8 million, down 6.3%
•	Adjusted diluted earnings per share of $0.40, flat to the first quarter of 2025
•	Cash used in operating activities of $12.1 million
•	Repurchased $17.5 million of stock in the quarter
•	Revolving credit facility expanded from $400 million to $850 million

“The first quarter reflected a mixed performance for our business, and we are not satisfied with our revenue growth momentum,” commented John C. Rademacher, President & Chief Executive Officer, Option Care Health. “Our team continues to provide high-quality care for patients and deepen relationships with key stakeholders and our foundation remains strong. We are an execution-driven organization and are taking decisive actions to re-accelerate our growth trajectory and position us for greater long-term value creation.”

Updated Full Year 2026 Financial Guidance

For the full year 2026, Option Care Health now expects to generate:

•	Net revenue of $5.675 billion to $5.775 billion
•	Adjusted diluted earnings per share of $1.82 to $1.92
•	Adjusted EBITDA of $480 million to $505 million
•	Cash provided by operating activities of at least $320 million

Conference Call

Option Care Health will host a conference call to discuss its results on Thursday, April 30, 2026, at 8:30 a.m. ET. The conference call can be accessed via a live audio webcast that will be available online at investors.optioncarehealth.com. A replay of the call will be available at the same web link for 90 days after the call.

About Option Care Health

Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 8,000 team members, including more than 5,000 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at optioncarehealth.com.

Investor Contact

Nicole Maggio

Senior Vice President, Corporate Controller

investor.relations@optioncare.com

Forward-Looking Statements - Safe Harbor

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements the Company may make regarding future revenues, future earnings, other future financial results, regulatory developments, market developments, new products and growth strategies and the effects of any of the foregoing on its future results of operations or financial condition.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company's current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. The Company's actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause the Company's actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws, regulations or trade policies applicable to its business model; loss of relationships with managed care organizations and other non-governmental third party payers; changes in the pharmaceutical industry, including limiting or discontinuing research, development, production and marketing of pharmaceuticals compatible with its services; changes in market conditions and receptivity to its services and offerings; and pending and future litigation or potential liability for claims not covered by insurance. For a detailed discussion of the risk factors that could affect its actual results, please refer to the risk factors identified in the Company's SEC reports as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to it and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted net income, Adjusted EBITDA and Adjusted diluted earnings per share ("EPS"), which are non-GAAP financial measures. These adjusted measures are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, EPS, or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definitions of Adjusted net income, Adjusted EBITDA, and Adjusted diluted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. As defined by the Company: (i) Adjusted net income represents net income before intangible asset amortization expense, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, net of tax adjustments, (ii) Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, and (iii) Adjusted diluted EPS represents Adjusted net income divided by weighted average common shares outstanding, diluted. As part of restructuring, acquisition, integration and other expenses, the Company may incur significant charges such as the write down of certain long-lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that these adjusted measures provide useful supplemental information regarding the performance of Option Care Health’s business operations and facilitate comparisons to the Company’s historical operating results. The Company has not reconciled Adjusted EBITDA guidance to net income or Adjusted diluted EPS guidance to GAAP diluted EPS as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. Full reconciliations of each historical adjusted measure to the most comparable GAAP financial measure are set forth below.

Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$177,321	$232,624
Accounts receivable, net	516,436	473,566
Inventories	415,686	471,149
Prepaid expenses and other current assets	85,664	87,629
Total current assets	1,195,107	1,264,968

NONCURRENT ASSETS:
Property and equipment, net	139,939	139,236
Intangible assets, net	21,063	21,897
Referral sources, net	278,845	287,281
Goodwill	1,606,743	1,606,743
Other noncurrent assets	138,403	135,644
Total noncurrent assets	2,184,993	2,190,801
TOTAL ASSETS	$3,380,100	$3,455,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$545,016	$639,829
Other current liabilities	184,729	189,519
Total current liabilities	729,745	829,348

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,153,040	1,154,052
Other noncurrent liabilities	146,246	145,976
Total noncurrent liabilities	1,299,286	1,300,028
Total liabilities	2,029,031	2,129,376

STOCKHOLDERS’ EQUITY	1,351,069	1,326,393
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,380,100	$3,455,769

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
NET REVENUE	$1,350,654	$1,332,972
COST OF REVENUE	1,088,640	1,069,920
GROSS PROFIT	262,014	263,052

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	169,955	162,808
Restructuring, acquisition and integration costs	4,607	5,310
Depreciation and amortization expense	14,907	15,746
Total operating expenses	189,469	183,864
OPERATING INCOME	72,545	79,188

OTHER INCOME (EXPENSE):
Interest expense, net	(13,304)	(13,231)
Other, net	1,762	(2,401)
Total other (expense) income	(11,542)	(15,632)

INCOME BEFORE INCOME TAXES	61,003	63,556
INCOME TAX EXPENSE	15,660	16,814
NET INCOME	$45,343	$46,742

Earnings per share, basic	$0.29	$0.28
Earnings per share, diluted	$0.29	$0.28

Weighted average common shares outstanding, basic	156,653	165,460
Weighted average common shares outstanding, diluted	158,209	166,804

Schedule 3
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45,343	$46,742
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	15,655	16,373
Other adjustments	16,625	17,642
Changes in operating assets and liabilities:
Accounts receivable, net	(42,870)	(56,788)
Inventories	55,463	21,790
Prepaid expenses and other current assets	1,233	28,444
Accounts payable	(93,246)	(88,101)
Accrued compensation and employee benefits	(20,982)	(14,458)
Other	10,669	21,142
Net cash used in operating activities	(12,110)	(7,214)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(9,046)	(9,371)
Business acquisitions, net of cash acquired	—	(117,322)
Other investing activities	(274)	—
Net cash used in investing activities	(9,320)	(126,693)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock and related excise taxes	(17,539)	(100,222)
Other financing activities	(16,334)	(7,064)
Net cash used in financing activities	(33,873)	(107,286)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(55,303)	(241,193)
Cash and cash equivalents - beginning of period	232,624	412,565
CASH AND CASH EQUIVALENTS - END OF PERIOD	$177,321	$171,372

Schedule 4

OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Net income	$45,343	$46,742
Interest expense, net	13,304	13,231
Income tax expense	15,660	16,814
Depreciation and amortization expense	15,655	16,373
EBITDA	89,962	93,160

EBITDA adjustments
Stock-based incentive compensation expense	10,199	8,801
Restructuring, acquisition, integration and other (1)	4,609	9,806
Adjusted EBITDA	$104,770	$111,767

Net income	$45,343	$46,742
Intangible asset amortization expense	9,270	9,097
Stock-based incentive compensation expense	10,199	8,801
Restructuring, acquisition, integration and other (1)	4,609	9,806
Total pre-tax adjustments	24,078	27,704
Tax adjustments (2)	(6,188)	(7,342)
Adjusted net income	$63,233	$67,104

Earnings per share, diluted	$0.29	$0.28
Adjusted earnings per share, diluted	$0.40	$0.40
Weighted average common shares outstanding, diluted	158,209	166,804

(1) Restructuring, acquisition, integration and other includes $4,607 and $5,310 of operating expenses for the three months ended March 31, 2026 and 2025, respectively.

(2) Tax adjustments for the three months ended March 31, 2026 and 2025 includes the estimated income tax effect on non-GAAP adjustments based on the effective tax rate.